                     REIMBURSEMENT AND COOPERATION AGREEMENT

         This REIMBURSEMENT AND COOPERATION AGREEMENT is dated as of February 6,
2006, by and among RGCH Holdings Corp. ("RGCHC"), a Delaware corporation,
RathGibson, Inc., a Delaware corporation (the "Company," and together with
RGCHC, collectively, the "Primary Obligors") and Castle Harlan Partners IV, L.P.
("CHI"):

         WHEREAS, RGCH Holdings LLC, a Delaware limited liability company
("RGCHH") has entered into that certain Stock Purchase Agreement (the "Purchase
Agreement"), dated as of December 6, 2005, with the Company and the Persons listed as "Sellers" on the signature pages attached thereto, whereby RGCHH agreed to acquire all of the issued and outstanding Common Stock of the Company subject to the terms set forth therein;

         WHEREAS, pursuant to the Purchase Agreement, RGCHH is obligated to make certain payments to the Representative for the benefit of the Equityholders under Sections 1.03 and 1.04 of the Purchase Agreement, subject to the terms, conditions and limitations contained therein;

         WHEREAS, RGCHH assigned all of its rights, powers, privileges, duties and obligations under, among other things, the Purchase Agreement and Support
Agreement (as defined below) to RGCHC pursuant to that certain Assignment and
Assumption of Agreements, dated as of February 6, 2006; and

         WHEREAS, pursuant to that certain Support Agreement (the "Support
Agreement"), dated December 6, 2005, between Castle Harlan Partners IV, L.P. and
Liberty Partners Holdings 10, L.L.C., in its capacity as the Representative for the Equityholders, CHI has agreed to pay to the Representative on behalf of the
Equityholders any portion of the Contingent Payment or the Second Contingent
Payment that RGCHH does not pay when due under the terms of the Purchase
Agreement, subject to the terms, conditions and limitations contained therein and in the Support Agreement.

         NOW, THEREFORE, in consideration of the premises and the agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               SECTION 1. Definitions. All terms used in this Reimbursement and
Cooperation Agreement which are not otherwise defined herein shall have the same meanings herein as set forth in the Purchase Agreement.

               SECTION 2. Reimbursement. The Primary Obligors, jointly and severally, hereby agree to pay to CHI (i) within five business days after each date on which CHI shall pay any amount under the Support Agreement, a sum equal to such amount so paid, plus (ii) interest on any amount remaining unpaid by the
Primary Obligors under clause (i) above, from the date

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such amount becomes payable on demand until payment in full, at a rate of 10%
per annum, compounded annually. The obligations of the Primary Obligors hereunder are absolute and unconditional irrespective of: (i) any lack of validity or enforceability of all or part of the Purchase Agreement or Support
Agreement or any agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the obligations set forth in the Purchase Agreement or Support
Agreement or any agreement or instrument relating thereto, or any other amendment or waiver of or consent to any departure from any provision of any of the foregoing; (iii) the existence of any claim, set-off, defense or other right that the Primary Obligors may have against any Person, including, without limitation, the Equityholders, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Primary
Obligors with respect to their obligations hereunder. CHI shall use reasonable commercial efforts to provide contemporaneous notice to the Primary Obligors of the payment by CHI of any amounts under the Support Agreement (it being understood that any failure by CHI to provide such notice shall not affect any of CHI's rights or the Primary Obligors' obligations to CHI.

               SECTION 3. Evidence of Obligations. CHI shall maintain a ledger or ledgers evidencing the obligations of each Primary Obligor resulting from each payment under the Support Agreement made by CHI from time to time thereunder and the amounts of principal and interest payable and paid by each
Primary Obligor from time to time hereunder. In any legal action or proceeding in respect of this Reimbursement and Cooperation Agreement, the entries made in such account or accounts shall be conclusive evidence of the existence and amounts of the obligations of each Primary Obligor therein recorded, absent manifest error.

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               SECTION 4. Primary Obligors' Covenants.

               (a) CHI shall have the right to participate in all activity and work conducted in the preparation and delivery of any calculations, financial statements or supporting documents to be used for the determination of 2007
Adjusted Consolidated EBITDA, the Contingent Payment or Second Contingent
Payment pursuant to Sections 1.03 and 1.04 of the Purchase Agreement
(collectively, the "Earnout Documents"). Neither the Company nor any of the
Primary Obligors shall deliver any Earnout Documents to the Representative without the prior written consent of CHI.

               (b) In the event that there are any disputes concerning the
Earnout Documents or the determination of the Contingent Payment or Second
Contingent Payment that would require resolution pursuant to the process described in Sections 1.03(a) and 1.04(a) of the Purchase Agreement, CHI shall have the right to be fully informed and to participate in any such resolution process. Any resolution of any disputes regarding the Earnout Documents or final determination of the Contingent Payment or Second Contingent Payment shall be subject to the prior written consent of CHI.

               (c) Neither of the Primary Obligors shall enter into any
agreement or waive, amend or modify any of their respective rights under the
Purchase Agreement affecting or relating to the determination of the Contingent
Payment or Second Contingent Payment without the prior written consent of CHI, including with respect to any claims for indemnification that might result in an offset to any such payment.

               SECTION 5. Notice. Any notice or communication required or permitted to be made hereunder shall be made in the same manner and with the same effect, unless otherwise specifically provided herein, as set forth in the
Purchase Agreement. Notices to CHI shall be made as follows:

               Castle Harlan Partners IV, L.P.
               c/o Castle Harlan, Inc.
               150 E. 58th Street--38th Floor
               New York, New York 10155
               Attn:  William M. Pruellage and Howard Weiss
               Facsimile:  (212) 207-8042

               with a copy to:

               Schulte Roth & Zabel LLP
               919 Third Avenue
               New York, New York 10022
               Attn:  Robert Goldstein

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               Facsimile:  (212) 593-5955

               SECTION 6. Miscellaneous.

               (a) No amendment of any provision of this Reimbursement and
Cooperation Agreement shall be effective unless it is in writing and signed by the parties hereto, and no waiver of any provision of this Reimbursement and
Cooperation Agreement and no consent to any departure by any party therefrom, shall be effective unless it is in writing and signed by the other parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               (b) This Reimbursement and Cooperation Agreement shall be
governed by and construed in accordance with the laws of the State of New York.
The parties hereby irrevocably consent to, for the purposes of any proceeding arising hereunder, the exclusive jurisdiction of the courts of the State of New
York and the United States District Court located in the borough of Manhattan in
New York City.

               (c) This Reimbursement and Cooperation Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. There is no express or implied intention to benefit any other third party and nothing contained in this Reimbursement and Cooperation
Agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any person or entity other than CHI. No assignment of this Reimbursement and Cooperation Agreement or of any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other parties hereto;
provided that CHI may assign its rights and obligations hereunder to any person or group of persons that acquire all or any portion of the business of the
Primary Obligors, whether by way of sale of stock, assets, merger or otherwise.

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               IN WITNESS WHEREOF, the parties have caused this Reimbursement and Cooperation Agreement to be executed by an officer thereunto duly authorized, as of the date first above written.

                                  RATHGIBSON, INC.

                                  By: /s/ Harley B. Kaplan
                                      ------------------------------------------
                                      Name: Harley B. Kaplan
                                      Title: President & CEO

                                  RGCH HOLDINGS CORP.

                                  By: /s/ William M. Pruellage
                                      ------------------------------------------
                                      Name: William M. Pruellage
                                      Title: President

                                  CASTLE HARLAN PARTNERS IV, L.P.

                                  By: CASTLE HARLAN PARTNERS IV GP, INC., its
                                      General Partner

                                  By: /s/ William M. Pruellage
                                      ------------------------------------------
                                      Name: William M. Pruellage
                                      Title:

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